EXHIBIT 5.2
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                      [Letterhead of Piper & Marbury]

                               March 3, 1999

 LaSalle Partners Incorporated
 200 East Randolph Drive
 Chicago, Illinois 60601

 Ladies and Gentlemen:


      We have acted as special Maryland counsel to LaSalle Partners Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on January 21, 1999, as amended, relating to the registration of 1,150,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.


      In rendering the opinion expressed herein, we have examined the Articles of Amendment and Restatement of the Company and the Amended and Restated Bylaws of the Company, in effect on the date hereof, a good standing certificate of the Company dated a recent date issued by the Maryland State Department of Assessments and Taxation, the Registration Statement, a Certificate of Secretary (the "Certificate") of the Company dated the date hereof, resolutions of the Board of Directors of the Company relating to the authorization of the Shares and the Registration Statement, and such other documents as we have considered necessary to the rendering of the opinions expressed below.


      In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate. We have also assumed, without independent investigation, that the Shares were issued in accordance with the terms of the resolutions authorizing their issuance.


      Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:


           1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

           2. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and are validly issued, fully paid and nonassessable.

           In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.




                          Very truly yours,



                          /s/ Piper & Marbury L.L.P.